As filed with the Securities and Exchange
Commission on November 20, 2007.                          Registration No 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       KRONOS ADVANCED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                  Nevada                             87-0440410
       (State or other jurisdiction                (IRS Employer
     of incorporation or organization)         Identification Number)


               464 Common Street, Suite 301              02478
                        Belmont, MA                    (Zip Code)
         (Address of Principal Executive Offices)

                       Kronos Advanced Technologies, Inc.
                            2007 Stock Incentive Plan
                            (Full title of the plan)

           Daniel R. Dwight                            Copies to:
President and Chief Executive Officer               Reinaldo Pascual
  Kronos Advanced Technologies, Inc.      Paul, Hastings, Janofsky & Walker LLP
     464 Common Street, Suite 301             600 Peachtree St., Suite 2400
          Belmont, MA 02478                         Atlanta, GA 30308
            (617) 993-9965                           (404) 815-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of Each                     Proposed    Proposed
 Class of                          Maximum     Maximum
 Securities                        Offering    Aggregate
 to be              Amount to be   Price Per   Offering        Amount of
 Registered         Registered(1)  Share(2)    Price(2)        Registration Fee
--------------------------------------------------------------------------------
 Common Stock,
 $0.001 par value   100,000,000    $.016       $1,600,000.00   $ 3070.00

================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registration's Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) based on the average of the high and low sales prices for the Registrant's common stock as quoted on the OTC Bulletin Board on November 15, 2007.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Bonus Award Plan Information*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The following documents are incorporated herein by reference:

                  (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 2007 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) The Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2007 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

                  (d) The description of the Registrant's common stock, par value $.001 (the "Common Stock"), which is contained in its registration statement on Form 10-SB filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

                  All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Registrant's By-laws provide that any person made or threatened to be made a party to or involved in any civil, criminal or administrative action, suit, or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer, or employee of the Registrant, or of any corporation which he, the testator, or intestate served as such at the request of the Registrant shall be indemnified by the Registrant to the fullest extent allowed by law against expenses reasonably incurred by him or imposed on him in connection with or resulting from such action, suit, or proceeding and in connection with or resulting from any appeal thereon.

                  Nevada Revised Statutes 78.7502 and 78.751 provide for the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. In general, any officer, director, employee or agent shall be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Registrant, to which he was a party as a result of such relationship, if he (i) is not liable pursuant to Nevada Revised Statutes 78.138 or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is brought by or on behalf of the Registrant, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interest. No indemnification will be made in respect to any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought, or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                   Any indemnification under the previous paragraph, unless ordered by a court or advanced as provided in the succeeding paragraph, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by a majority of the stockholders, (ii) by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, or in defense of any claim, issue or matter therein, he must be indemnified by the Registrant against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                   Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant.

                   The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court as described in the third preceding paragraph or for advancement of expenses made as described in the preceding paragraph, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.


Item 7.  Exemption from Registration Claimed

                  Not applicable.


Item 8.  Exhibits.

Exhibits

4.1 Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.2 Form of Stock Option Award Agreement under the Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

5.1           Opinion of Burton, Bartlett & Glogovac.

23.1          Consent of Sherb & Co., LLP.

23.2          Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).

24.1          Power of Attorney (contained on signature page hereto).


Item 9.  Undertakings

(a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any  prospectus  required by Section  10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that:

                  (A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

                  (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss. 239.13 of this chapter) or Form F-3 (ss. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss. 230.424 (b) of this chapter) that is part of the registration statement.

                  (C) Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (ss. 239.11 of this chapter) or Form S-3 (ss. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss. 239.1100(c)).

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                  (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) If the registrant is relying on Rule 430B (ss. 230.430B of this chapter):

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                  (ii) If the registrant is subject to Rule 430C, (ss. 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                  (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of Massachusetts on November 20, 2007.

                           KRONOS ADVANCED TECHNOLOGIES, INC.

                           By: /s/ Daniel R. Dwight
                               -------------------------------
                                 Daniel R. Dwight
                                 President, Chief Executive
                                 Officer and Director

                  We, the undersigned officers and directors of Kronos Advanced Technologies, Inc., hereby severally constitute Daniel R. Dwight and Richard F. Tusing and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Kronos Advanced Technologies, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                            Date


/s/ Daniel R. Dwight     President, Chief Executive Officer and Director
------------------------
Daniel R. Dwight
                                                              November 20, 2007

/s/ Richard F. Tusing    Chief Operating Officer and Director
------------------------
Richard F. Tusing                                             November 20, 2007


/s/ James P. McDermott   Director
------------------------
James P. McDermott                                            November 20, 2007


/s/ Milton J. Segal      Director
------------------------
Milton J. Segal                                               November 20, 2007

                                INDEX TO EXHIBITS


Exhibits

4.1 Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

4.2  Form  of  Stock  Option   Award   Agreement   under  the  Kronos   Advanced
     Technologies, Inc. 2007 Stock Incentive Plan, which is incorporated herein by reference.

5.1  Opinion of Burton, Bartlett & Glogovac.

23.1 Consent of Sherb & Co., LLP.

23.2 Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).

24.1 Power of Attorney (contained on signature page hereto).